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                                                                   Exhibit 10.35


                THIRD AMENDMENT TO STANDARD INDUSTRIAL NET LEASE
          (Applied Molecular Evolution, Inc. - 11095 Flintkote Avenue)

                  This THIRD AMENDMENT TO STANDARD INDUSTRIAL NET LEASE is executed as of March 14, 2003, by and between JBC SORRENTO WEST, LLC, a California limited liability company ("Landlord"), and APPLIED MOLECULAR EVOLUTION, INC., a Delaware corporation ("Tenant"), with reference to the following facts:

                                    RECITALS

                  A. Landlord and Tenant have heretofore entered into that certain Standard Industrial Net Lease dated November 20, 2000, as amended by that Certain First Amendment to Standard Industrial Net Lease dated October 1, 2002, and by that Certain Second Amendment to Standard Industrial Net Lease dated November 14, 2002 (collectively, the "Lease"), for the lease of premises located at 11095 Flintkote Avenue, San Diego, California 92121 (the "Premises"). The Premises currently comprise Suites A, B, C, D, F and G, and currently comprise approximately 18,583 square feet.

                  B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

                  C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

                                    AMENDMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby amended as follows:

                  1. REVISION AND EXPANSION OF PREMISES.

                        (a) Commencing on the Delivery Date, as defined below, the Premises shall be expanded to include Suite E of the building located at 11095 Flintkote Avenue, San Diego, California ("Suite E"), which contains approximately 3,888 square feet.

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                        (b) On and after the Delivery Date, all references in
the Lease and this Amendment to the "Premises" shall include references to Suite
E. As a result of such expansion, on and after the Delivery Date the Premises will encompass Suites A, B, C, D, E, F and G, and will contain approximately 22,471 total square feet. The Premises, as so expanded, is depicted in the attached Exhibit "A", and constitute the entire building located at 11095 Flintkote Avenue, San Diego, Ca 92121.

                  2. MINIMUM MONTHLY RENT. The Minimum Monthly Rent shall be the following amounts for the following periods:

                                                    Suite E           Total (Entire Building)
Period                                              Component         Minimum Monthly Rent
------                                              ---------         --------------------
Through March 31, 2003                                 n/a           As set forth in the Lease
Delivery Date through December 31, 2003              $5,249                    $31,294
January 1, 2004 through December 31, 2004            $5,459                     $42,838
January 1, 2005 through December 31, 2005            $5,677                     $44,550
January 1, 2006 through December 31, 2006            $5,904                     $46,333
January 1, 2007 through December 31, 2007            $6,140                     $48,186
January 1, 2008 through December 31, 2008            $6,386                     $50,114

                  3. PRO RATA SHARE. As of Delivery Date, Tenant's Pro Rata Share of Operating Costs (Section 1.6) shall be 13.9%.

                  4. PARKING SPACES. As of Delivery Date, Tenant's allocated share of the parking spaces in the Center (Section 11.9) shall be sixty-seven
(67) spaces.

                  5. RELOCATION OF CURRENT OCCUPANT; DELIVERY OF SUITE E; CONTINGENCY.

                        (a) The parties acknowledge that Chantilly Bakery (the "Current Occupant") currently occupies Suite E. The Current Occupant is in the process of purchasing and moving to a new location. Landlord has, concurrently with the execution of this Amendment, entered into a Lease Termination Agreement with Chantilly Bakery for such vacating of Suite E. Following the vacating of Suite E and the surrender of the possession thereof by the Current Occupant, Landlord shall deliver Suite E to Tenant in a broom clean condition with all of the Current Occupant's trade fixtures removed, but otherwise in "as is, where is" condition. The date of such delivery shall be the "Delivery Date" as set forth in this Amendment.

                        (b) As a material inducement for Landlord to execute this Amendment, Tenant shall pay Landlord Twenty-two Thousand Five Hundred Dollars ($22,500) upon execution hereof. Landlord shall pay the Current Occupant a relocation fee to vacate Suite E prior to the Delivery Date, which relocation fee ($45,000.00) exceeds Twenty-two Thousand Five Hundred Dollars ($22,500).

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                        (c) This Amendment is contingent upon the Current
Occupant vacating and surrendering possession of Suite E. If Landlord is unable to recover possession of Suite E by June 1, 2003, and deliver the same to Tenant, then this Agreement shall terminate. Upon any such termination, this Amendment shall be of no further force or effect and the $22,500.00 contribution to the relocation fee paid by Tenant pursuant to subsection (a) above shall be promptly returned to Tenant.

                  6. BROKERAGE COMMISSIONS. Irving Hughes Group has represented Tenant as real estate broker in connection with this Amendment, and Landlord shall pay a commission to such broker in respect of Suite E on the terms and conditions of a separate agreement between such broker and Landlord. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this transaction, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this transaction. Tenant agrees to indemnify, protect, hold harmless and defend Landlord from and against any obligation or liability to pay any commission or compensation to any party other than the Irving Hughes Group arising from the act or agreement of Tenant.

                  7. PRIOR SQUARE FOOTAGE ADJUSTMENT. As a matter of record, the parties acknowledge that as a result of the field measurement of the original Premises (Suites A-D) pursuant to Section 1.2 of the Lease dated November 20, 2000, the square footage of Suites A-D was determined to be 15,505 square feet.

                  8. NO OTHER CHANGE. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect. IN WITNESS WHEREOF, this Third Amendment to Standard Industrial Net Lease is executed as of the date first above written.

                               "LANDLORD"

                               JBC SORRENTO WEST,
                               a California limited liability company

                               By: /s/  Robert Peterson
                                   ------------------------------------
                               Print Name:  Robert Peterson
                                          -----------------------------
                                            Authorized Signatory

                               By:  /s/ Harry A. Collins
                                    -----------------------------------
                               Print Name:  Harry A. Collins
                                          -----------------------------
                                            Authorized Signatory

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                               "TENANT"

                               APPLIED MOLECULAR EVOLUTION, INC.,
                               a Delaware corporation

                               By:  /s/ Lawrence E. Bloch
                                   ------------------------------------
                               Name:  Lawrence E. Bloch, M.D., J.D.
                                      ---------------------------------
                               Title:    CFO
                                      ---------------------------------

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